AUTHORIZED PARTICIPANT AGREEMENT

This Authorized Participant Agreement (this “Agreement”) is entered into as of this ___ day of __________ 20__ (the “Effective Date”), by and between _____________________ (the “Participant”) and SEI Investments Distribution Co. (together with its affiliates, the “Distributor”), principal underwriter of [Trust Name] (the “Trust”), and is subject to acceptance by the Trust and [Transfer Agent Name] as transfer agent (the “Transfer Agent”) to each investment portfolio of the Trust (each, a “Series”). Capitalized terms used herein and not otherwise defined have the meaning assigned to them in SECTION 14 of this Agreement.

WHEREAS, the Trust is registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management company;

WHEREAS, each Series is listed for trading on one or more U.S. national securities exchanges or associations and operates as an “Exchange Traded Fund” or “ETF”;

WHEREAS, the Distributor serves as the principal underwriter of the Trust acting on an agency basis in connection with the sale and distribution of shares of beneficial interest of each Series of the Trust (“Shares”);

WHEREAS, the Transfer Agent serves as the transfer agent for the Trust, and is an Index Receipt Agent as that term is defined in the rules of the National Securities Clearing Corporation (“NSCC”);

WHEREAS, the Shares of any Series offered by the Trust (now or in the future) may be directly purchased from or redeemed to the Trust at a price based on the net asset value per Share (subject to applicable Law and the terms hereof) only by or through a registered broker-dealer and member of The Depository Trust Company that has entered into an authorized participant agreement with the Distributor; and

WHEREAS the Distributor and the Participant intend that the Trust shall be a third-party beneficiary of this Agreement and shall receive the benefits contemplated by this Agreement.

NOW THEREFORE, the parties hereto in consideration of the premises and of the mutual agreements contained herein, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, agree as follows:

SECTION 1	ORDERS FOR CREATION AND REDEMPTION

1.01         Creation Units. The Shares of any Series offered by the Trust may only be directly purchased from or redeemed to the Distributor in Creation Units. The number of Shares of a Series constituting a Creation Unit will be stated in the Prospectus of the applicable Series. The Participant is authorized to create and redeem Creation Units of such Series as determined in the discretion of the Trust and/or the Distributor, subject to applicable Law and the terms hereof.

1.02         Procedures for Orders. The procedures for placing and execution of Creation Orders and Redemption Requests are described in the Prospectus for each Series and in the AP Handbook (and any updates) which shall be provided to the Trust. All Orders shall be placed and executed in accordance with the terms and procedures set forth in the Prospectus and the AP Handbook. Orders received in proper form in accordance with such terms and procedures shall be processed at the net asset value per Share of the relevant Series next determined after such Order is received in proper form. The Participant agrees to comply with any and all requirements stated in the Prospectus and in the AP Handbook to the extent applicable to it. The Trust reserves the right to revise or augment the procedures relating to the manner of creating or redeeming Creation Units. The Distributor will make commercially reasonable efforts to provide prior notice to the Participant of any changes to the AP Handbook with respect to the placement of Orders. Revised procedures shall not apply retroactively to Orders submitted prior to such change in procedure, unless required by applicable Law. The Participant agrees to comply with such procedures as they may be revised or augmented from time to time. Such revised or additional procedures may be implemented by the Trust, with respect to any or all Series, due to changing applicable Law, market conditions, administrative or operational processes or requirements for new or existing Series, or any other purposes.

Any Series may, subject to applicable Law, change the manner in which a Creation Order and/or Redemption Request may be placed and/or executed by the Participant, including, without limitation, requiring that a Creation Order or Redemption Request be cleared outside the CNS Clearing Process or any non-CNS Clearing Process subject to approval by the Index Receipt Agent.

1.03         NSCC Authorization. Solely with respect to Orders processed through the CNS Clearing Process, the Participant, as a Participating Party, hereby authorizes the Index Receipt Agent to transmit to the NSCC on behalf of the Participant instructions, including without limitation instructions regarding the transfer of Deposit Securities, Cash Amounts and Cash Components, consistent with the Order instructions issued by the Participant to the Distributor. The Participant agrees to be bound by the terms of such instructions issued by the Index Receipt Agent and reported to NSCC as though such instructions were issued by the Participant directly to NSCC.

1.04         Consent to Recording. It is contemplated that the phone lines used by the Distributor, the Trust or their Affiliated Persons with respect to any Orders will be recorded, and the Parties hereby consent to the recording of all calls with any of those Parties. The Participant also acknowledges and agrees that its access to, and actions taken on, the Website may be recorded.

1.05         Irrevocability. All Orders are irrevocable and considered final when placed by a Participant. Accordingly, the Participant acknowledges and agrees that it may not be possible to cancel or modify an Order once the Participant has placed it, and the Participant agrees to exercise caution before placing all Orders. Any attempt the Participant makes to revise or cancel an Order may be deemed a request to place a new Order that may modify or cancel the previous Order, at the sole discretion of the Trust. The Participant shall be responsible for any and all reasonable expenses and costs incurred by the Trust or the Distributor in connection with any modified or cancelled Order. It is acknowledged and agreed that the Trust has the absolute right to reject any Creation Order or Redemption Request (to the extent permitted by Law and the Prospectus) transmitted to it by the Distributor. The Distributor shall notify the Participant as soon as reasonably practicable of any such rejection of an Order. It is acknowledged and agreed that notice may not be reasonably practicable until after the time the Distributor stops accepting Orders for that day.

1.06         Prospectus and Trade Confirmation Delivery. The Participant consents to the delivery of a link to the Prospectus and trade confirmations electronically, and understands that unless the Participant notifies the Distributor in writing that this consent is revoked, the Participant can only obtain access to Prospectuses from the Distributor electronically. The Trust makes the current Prospectuses and annual and semi-annual shareholder reports for each applicable Series available on the Trust’s website: [link to Trust website]. The Participant agrees to maintain a valid electronic mail address for purposes of receiving links to Prospectuses and trade confirmations and further agrees to promptly notify the Distributor if its electronic mail address for this purpose changes. The Participant understands that it must have regular and continuous Internet access to access all documents relating to a Prospectus.

SECTION 2	EXECUTION OF CREATION ORDERS

2.01         Fund Deposit. To affect the purchase of a Creation Unit of a Series, the Participant agrees to deliver to the Series a Fund Deposit plus any applicable Cash Amount.

2.02         Cash in Lieu. The Trust may, in its sole discretion, permit or require the substitution of an amount of cash to be added to any Cash Component to replace any Deposit Security (“cash in lieu”). The Trust may suspend the ability of the Participant to engage in cash in lieu transactions with respect to any Series at any time, without prior notice.

2.03         Delivery of Collateral or Fund Deposit. As described in the Prospectus and the AP Handbook from time to time, the Trust may, in its sole discretion, permit collateral to be posted to the Custodian (or such other agent as may be agreed in writing by the Participant and the Trust from time to time) for the benefit of a Series in anticipation of delivery of all or a portion of the requisite Deposit Securities, and may require additional collateral of 115% of the market value of such Deposit Securities to be posted, in the sole discretion of the Trust. The Series may at any time use such cash or collateral to purchase Deposit Securities without further consultation with the Participant. To the extent permitted by the Prospectus, the Participant shall be responsible for any and all expenses and costs incurred by the Trust, including all Cash Amounts, in connection with any Creation Orders. The Participant understands and agrees that in the event collateral or the Fund Deposit are not fully transferred to the Trust by the time specified, a Creation Order may be cancelled by the Trust and the Participant will be solely responsible for any and all expenses and costs incurred by the applicable Series, Distributor, or the Index Receipt Agent related to the cancelled Creation Order. Orders processed through the NSCC via CNS are not eligible for cash collateralization.

2.04         Title to Securities; Restricted Shares. The Participant represents that upon delivery of a portfolio of Deposit Securities to the Custodian and/or the relevant subcustodian in accordance with the terms of the Prospectus, the Trust will acquire good, marketable and unencumbered title to such securities, free and clear of any and all liens, restrictions, hypothecations, charges, duties imposed on the transfer of assets and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such securities imposed by (A) any agreement or arrangement entered into by the Participant or any Participant Client, or (B) any applicable provision of the 1933 Act, and any regulations thereunder (except that (I) securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration and (II) securities of U.S. issuers shall not be required to have been registered under the 1933 Act if (1) exempt from such registration or (2) eligible for sale without registration pursuant to Rule 144A under the 1933 Act and such security is included by a Series as a Deposit Security (a “Rule 144A Security”), or of the applicable Law of any other applicable jurisdiction and (C) any such securities being “restricted securities” as such term is used in Rule 144(a)(3)(i) promulgated under the 1933 Act.

2.05         Corporate Actions. With respect to any Creation Order, the Trust, on behalf of each applicable Series, shall return to the Participant or the Participant Client any dividend, distribution or other corporate action paid to the Trust in respect of any Deposit Security that is transferred to the Trust that, based on the valuation of such Deposit Security on the Business Day on which the Trust receives and accepts the Creation Order in proper form, should have been paid to the Participant or the Participant Client. Likewise, the Participant acknowledges and agrees to return to the Trust any dividend, distribution or other corporate action paid to the Participant or any Participant Client in respect of any Deposit Security that is transferred to the Trust that, based on the valuation of such Deposit Security on the Business Day on which the Trust receives and accepts the Creation Order in proper form, should have been paid to the Trust.

2.06         Cash Amount and Cash Component. In situations where a Cash Amount and/or a Cash Component will be applied to a Creation Order, the Participant hereby agrees it will transfer funds for each creation of Shares in an amount equal to the Cash Amount and/or Cash Component, as applicable. Computation of this amount shall exclude any stamp duty and other similar fees and expenses payable upon the transfer of beneficial ownership of the Deposit Securities, which shall be the sole responsibility of the Participant and not of the Trust or the Distributor. The Participant hereby agrees to deliver the Cash Amount and/or Cash Component to the Trust on or before the Contractual Settlement Date or such earlier time as may be designated by the Trust.

2.07         Ownership of Deposit Securities. Notwithstanding anything to the contrary contained herein, and subject to the provisions of Section 2.02, the Participant agrees that this Agreement is a contract for the sale of the Deposit Securities in praesenti, and that ownership of, and all attendant rights to and benefits of, the Deposit Securities shall be vested in the Trust as of the Business Day on which the Trust receives and accepts the related Purchase Order in proper form and in accordance with the foregoing terms and procedures.

SECTION 3	EXECUTION OF REDEMPTION REQUESTS

3.01         Creation Units. To effect the redemption of a Creation Unit of a Series, the Participant agrees to deliver to the Trust, the requisite number of Shares comprising the number of Creation Units being redeemed plus any applicable Cash Amount and/or Cash Component. Proceeds of redemption of a Creation Unit shall consist of Fund Securities and/or any applicable Cash Component, less any applicable Cash Amount. To the extent permitted by the Prospectus, the Participant shall be responsible for any and all expenses and costs incurred by the Trust, including all Cash Amounts, in connection with any Redemption Request.

3.02         Delivery of Shares. The Participant understands and agrees that in the event Shares are not transferred to the Trust (or the Custodian for the benefit of the Trust) by the time specified, a Redemption Request may be cancelled by the Trust and the Participant will be solely responsible for all expenses and costs incurred by the Trust and/or the Distributor related to the cancelled Order. The Distributor will provide notice to the Participant, as soon as reasonably practicable, of any such cancellation of a Redemption Request.

3.03         Legal and Beneficial Ownership. The Participant represents and warrants that it will not attempt to place a Redemption Request for the purpose of redeeming any Creation Unit of Shares of any Series unless it or the Participant Client, as the case may be, owns outright or has full legal authority and legal right to tender for redemption the requisite number of Shares of the relevant Series to be redeemed as a Creation Unit and to the entire proceeds of the redemption and that such Shares have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement or any other arrangement affecting legal or beneficial ownership or precluding the tender of such Shares for redemption. In the event that the Distributor and/or the Trust have reason to believe that the Participant does not have the requisite number of Shares of the relevant Series to be redeemed as a Creation Unit, the Distributor and/or the Trust may require the Participant to deliver or execute supporting documentation in order for the Redemption Request to be in proper form. Failure to deliver or execute the requested supporting documentation may result in a Participant’s Redemption Request being rejected as not in proper form.

3.04         Same Business Day Creation and Redemption. Notwithstanding anything to the contrary contained herein, except as otherwise specifically advised by the Participant in writing to the Distributor and the Trust, the Participant represents and warrants on behalf of itself and any Participant Client that in the case of any Redemption Request that is placed on the same Business Day as any Creation Order is placed by the Participant for the same Series: (i) the Redeeming Shareholder is not the same Participant or Participant Client as the Creation Shareholder; (ii) the Redeeming Shareholder is not affiliated in any manner to or with the Creating Shareholder; (iii) the Redeeming Shareholder and the Creating Shareholder are acting for their own respective beneficial interests; (iv) the placing of such Redemption Request and such Creation Order is not for the beneficial interest of the same person; and (v) the placing of such Redemption Request and such Creation Order is not pursuant to any common plan, mutual agreement, or understanding.

3.05         Corporate Actions. With respect to any Redemption Request, the Participant acknowledges and agrees to return to the Trust any dividend, distribution or other corporate action paid to it or a Participant Client in respect of any Fund Security that is transferred to the Participant or any Participant Client that, based on the valuation of such Fund Security at the time of transfer, should have been paid to the Series. It is acknowledged and agreed that the Trust is entitled to reduce the amount of money or other proceeds due to the Participant or any Participant Client by an amount equal to any dividend, distribution or other corporate action to be paid to the Participant or to the Participant Client in respect of any Fund Security that is transferred to the Participant or any Participant Client that, based on the valuation of such Fund Security at the time of transfer, should be paid to the Series. Likewise, the Trust, on behalf of the applicable Series, shall return to the Participant or any Participant Client any dividend, distribution or other corporate action paid to it in respect of any Fund Security that is transferred to the Trust, on behalf of the applicable Series, that, based on the valuation of such Fund Security at the time of transfer, should have been paid to the Participant or the Participant Client.

3.06         Cash Amount and Cash Component. In situations where a Cash Amount and/or a Cash Component will be applied to a Redemption Request, the Participant hereby agrees that it will make available or transfer funds in an amount equal to the Cash Amount and/or Cash Component, as applicable. Computation of this amount shall exclude any stamp duty and other similar fees and expenses payable upon the transfer of beneficial ownership of the Fund Securities, which shall be the sole responsibility of the Participant and not of the Trust or the Distributor. The Participant hereby agrees to ensure that the Cash Amount and/or Cash Component will be received by the Trust on or before the Contractual Settlement Date or such earlier time as may be designated by the Trust.

SECTION 4	BENEFICIAL OWNERSHIP LIMITATION

4.01         Beneficial Ownership. The Participant represents and warrants to the Distributor and the Trust that immediately after each acquisition of Shares by the Participant pursuant to this Agreement (based upon the number of outstanding Shares of such Series made publicly available by the Trust) it does not hold for its account or the account of any single Beneficial Owner of Shares of the relevant Series eighty percent (80%) or more of the outstanding Shares of such relevant Series. The Participant agrees that its Authorized Persons will be asked to represent and warrant that, immediately after giving effect to the creation of Shares to which the Order relates, the Participant will not own or hold eighty percent (80%) or more of the outstanding Shares of the relevant Series of the Trust. If the Participant acts as agent for another party or parties in acquiring Shares, then Participant agrees that no party or parties on behalf of whom Participant acquired Shares in the transaction to which the confirmation relates holds or owns through the Participant account, immediately after such acquisition, eighty percent (80%) or more of the outstanding Shares of the relevant Series. The Trust, the Index Receipt Agent and Distributor shall have the right to require information from the Participant regarding Share ownership of each Series, and to rely thereon to the extent necessary to make a determination regarding ownership of eighty percent (80%) or more of the currently outstanding Shares of any Series by a Beneficial Owner as a condition to the acceptance of a deposit of Deposit Securities.

4.02         Rule 144A Securities. The Participant represents and warrants to the Distributor and the Trust that immediately after each acquisition of a Rule 144A Security by the Participant pursuant to this Agreement, it or any Beneficial Owner of the Rule 144A Security will be a “qualified institutional buyer” as defined in Rule 144A under the 1933 Act.

SECTION 5	AUTHORIZED PERSONS

5.01         Phone Orders and Website Orders. When placing Orders by phone, an Authorized Person, on behalf of the Participant, will be required to provide his or her name, the name of the Participant he or she represents and a valid PIN Number (with such PIN Number to be issued by the Distributor). When placing Orders through the Website, an Authorized Person on behalf of the Participant, will be required to enter a valid firm PIN Number, a valid personal ID and password (with such password provided by the Distributor) for Website access and trade order processing. The Participant will only have access to certain section(s) of the Website, as determined by the Trust or the Distributor, in their sole discretion. The Participant will adhere to the security procedures mandated by the Distributor from time to time in all material respects. The PIN Number, personal ID and password shall be kept confidential and shall not be shared with any third party unless otherwise required by applicable Law. It is acknowledged and agreed that these procedures may be revised and updated from time to time and made available in the AP Handbook.

5.02         PIN Numbers and Password. Upon the execution of this Agreement by the Participant and the acceptance thereof by the Distributor, the Participant shall be issued a PIN Number by the Distributor and each Authorized Person will be issued a personal ID and password for use on the Website. To place Orders through the Distributor, the Authorized Person must provide the Participant’s valid PIN Number and must also enter a valid personal ID and password to access the Website. The PIN Number is used to identify the Participant and validate instructions issued by the Participant pursuant to this Agreement. The Distributor shall be entitled to assume that all instructions issued to it using the Participant’s PIN Number have been properly placed by Authorized Persons, unless the Participant has revoked its PIN Number and such revocation has been acknowledged by the Distributor. The Distributor shall be under no obligation to verify that an Order is being placed by an Authorized Person. The Participant agrees that neither the Distributor nor the Trust shall be responsible for any losses incurred by the Participant as a result of an Authorized Person identifying himself or herself as a different Authorized Person or an unauthorized person identifying himself or herself as an Authorized Person. The PIN Number and password shall be kept confidential and only provided to Authorized Persons unless otherwise required by applicable Law. The Participant may revoke the PIN Number and password at any time upon written notice to the Distributor and the Trust, and the Participant shall be responsible for doing so in the event that it becomes aware that an unauthorized person has received access to its PIN Number and/or password or has used the PIN Number and/or password in an unauthorized manner. Upon receipt of such written request, the Distributor shall promptly de-activate the PIN Number and/or password. If a Participant’s PIN Number and/or password is changed, the new PIN Number and/or password will become effective on a date mutually agreed upon by the Participant and the Distributor.

5.03         Certification. Concurrently with the execution of this Agreement and as requested from time to time by the Trust and/or Distributor but no less frequently than annually, the Participant shall deliver to the Distributor and the Trust, with copies to the Index Receipt Agent, a certificate (the form of which is set forth in Annex I) signed by the Participant’s Secretary or other duly authorized official setting forth the names, electronic mail addresses and telephone and facsimile numbers of all Authorized Persons. Such certificate may be accepted and relied upon by the Distributor and the Trust as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Distributor and the Trust of a superseding certificate in a form approved by the Trust bearing a subsequent date. It shall be the responsibility of the Participant to ensure that the Distributor has a current list of all Authorized Persons. Upon the termination or revocation of authority of an Authorized Person by the Participant, the Participant shall give prompt written notice of such fact to the Distributor and such notice shall be effective upon receipt by the Distributor.

SECTION 6	STATUS OF PARTICIPANT AND DISTRIBUTOR

6.01         Ability to Enter Into Agreement. Each of the Participant and Distributor hereby represents and warrants that it (i) is duly organized, validly existing and in good standing under the laws of its state of organization, (ii) has the power and authority, and the legal right, to own its assets and to transact the business in which it is engaged, and (iii) has the power and authority, and the legal right, to execute, deliver and perform its obligations under this Agreement and has taken all necessary action required by its governing documents or other applicable requirements of law and regulation to authorize the execution, delivery and performance of this Agreement. Each of the Participant and Distributor hereby represents and warrants that this Agreement, when executed and delivered by the Participant or the Distributor, as applicable, will constitute a legal, valid and binding obligation of it and be enforceable against it in accordance with the terms of the Agreement, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws or regulations affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

6.02         Clearing Status. The Participant hereby represents and warrants that with respect to (i) all Orders of Creation Units of any Series, it is a DTC Participant, (ii) any Order of Creation Units of any Series initiated through the CNS Clearing Process, it is a Participating Party and (iii) any Order of Creation Units of any Series initiated through the applicable Non-CNS Clearing Process, it has the ability to transact through such processes designated by such Series. Any change in the status of the Participant with respect to subsection (i) of this Section 6.02 shall terminate this Agreement and the Participant shall give prompt written notice to the Distributor and the Trust of such change. If, at any time, the Participant’s representation and warranty made in subsections (ii) or (iii) of this Section 6.02 becomes inaccurate, Participant shall give prompt written notice to the Distributor and the Trust in writing, and the Distributor or the Trust may elect to terminate this Agreement in their sole discretion.

6.03         Broker Dealer Status. The Participant hereby represents and warrants that it is (i) registered as a broker-dealer under the 1934 Act, (ii) qualified to act as a broker or dealer in the states or other jurisdictions where it is so required to be qualified, and (iii) a member of FINRA. The Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. The Participant further agrees to materially comply with all applicable Federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and with the Constitution, By-Laws and NASD/FINRA Conduct Rules, to the extent such laws, rules and regulations relate to Participant’s Orders and related transactions in, and activities with respect to, the Shares, and that it will not offer or sell Shares of any Series of the Trust in any state or jurisdiction where they may not lawfully be offered and/or sold.

6.04         Foreign Status. If the Participant is offering and selling Shares of any Series of the Trust in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified, or a member in good standing of FINRA as set forth in the preceding paragraph, the Participant nevertheless agrees to observe the applicable laws and regulations of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the 1933 Act and the regulations promulgated thereunder and to conduct its business in accordance with the NASD/FINRA Conduct Rules.

6.05         Distributor Status. The Participant understands and acknowledges that the method by which Shares will be created and traded may raise certain issues under applicable securities laws and regulations. For example, because new Creation Units may be issued and sold by the Trust on an ongoing basis, at any point a “distribution”, as such term is used in the 1933 Act, may occur. The Distributor and the Trust hereby caution Participant that some activities on its part, depending on the circumstances, may result in its being deemed a participant in a distribution in a manner which could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Participant also understands and acknowledges that dealers who are not “underwriters” but are effecting transactions in Shares, whether or not participating in the distribution of Shares, are generally required to deliver a Prospectus.

SECTION 7	ROLE OF PARTICIPANT

7.01         Independent Contractor. The Participant acknowledges and agrees that for all purposes of this Agreement, the Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust or the Distributor in any matter or in any respect. The Participant and Distributor each agree to make itself and its employees available, upon reasonable request, during normal business hours to consult with the other party, and if requested, the Trust or their designees concerning the performance of the Participant’s responsibilities under this Agreement.

7.02         Maintenance of Records. The Participant agrees to maintain records of all Orders relating to Shares made by or through it and, to the extent it can do so in a manner consistent with any contractual obligations of Participant to any clients and applicable Laws, to furnish copies of such records to the Trust or the Distributor upon the reasonable request of the Trust or the Distributor.

SECTION 8	MARKETING MATERIALS AND REPRESENTATIONS

The Participant represents, warrants and agrees that it will not make any representations concerning Shares other than those contained in or consistent with the Trust’s then current Prospectus or in any promotional materials or sales literature furnished to the Participant by the Trust or the Distributor. The Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to Shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials), except such information and materials as may be furnished to the Participant by the Trust or the Distributor and such other information and materials as may be approved in writing by the Trust and the Distributor. The Participant understands that the Trust or any of its Series will not be advertised or marketed as open-end investment companies (i.e., as mutual funds) which offer redeemable securities, and that any advertising materials will prominently disclose that the individual Shares are not redeemable units of beneficial interest in the Trust. In addition, the Participant understands that any advertising material that addresses redemptions of Shares, including the Prospectus, will disclose that the owners of Shares may acquire Shares and tender Shares for redemption to the Trust in Creation Unit aggregations only. Notwithstanding the foregoing, the Participant may without the written approval of the Trust or the Distributor prepare and circulate in the regular course of its business or for internal use, research reports institutional sales literature (as such term in defined in NASD Rule 2211 or any successor rule), correspondence (as such term is defined in NASD Rule 2211 or any successor rule) and other similar materials that include information, opinions or recommendations relating to Shares, provided that such materials comply with applicable NASD rules (or comparable FINRA rules, if such NASD rules are subsequently repealed, rescinded, or are otherwise replaced by FINRA rules). The Participant agrees that any representation or statement in such reports, sales literature, correspondence, communications or other similar materials will not contain any untrue statement of a material fact related to a Series or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and, to the extent such materials include statements of fact regarding the Shares, such statements of fact will be consistent wit the Prospectus. As between the Trust and Distributor on one hand and the Participant on the other, Participant agrees that Participant shall be fully responsible and liable for such reports, sales literature, correspondence, communications or other similar materials.

Participant agrees that, so long as this Agreement remains in effect, it may be identified or named as an “Authorized Participant,” or any similar designation, in any materials relating to any Series, the Trust or as may be necessary to meet applicable legal requirements.

SECTION 9	IRREVOCABLE PROXY

9.01         Appointment of Irrevocable Proxy. The Participant, from time to time, may be a beneficial owner and/or an owner of record of Shares. To the extent that it is a beneficial owner of Shares, the Participant does hereby irrevocably appoint the Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) the Participant’s beneficially owned Shares of a Series, which the Participant is or may be entitled to vote at any meeting of a Series held after the date this Agreement is executed, whether annual or special and whether or not an adjourned meeting, or, if applicable, to give written consent with respect thereto.

9.02         Powers of Attorney and Proxy. The Distributor, as attorney and proxy for the Participant under this SECTION 9: (i) is hereby given full power of substitution and revocation, (ii) may act through such agents, nominees or substitute attorneys as it may from time to time appoint, and (iii) may provide voting instructions to such agents, nominees or substitute attorneys in any lawful manner deemed appropriate by it, including in writing, by telephone, telex, facsimile, electronically (including through the Internet) or otherwise. The powers of the Distributor as attorney and proxy under this paragraph shall include (without limiting its general powers hereunder) the power to receive and waive any notice of any meeting on behalf of the Participant.

9.03         Term of Power of Attorney and Proxy. The appointment of the Distributor as attorney and proxy shall be deemed renewed each time Participant acquires Shares as a beneficial owner. The Distributor shall serve as an irrevocable attorney and proxy for the Participant under this Section for so long (and only so long) as this Agreement remains in effect. In the event applicable law prevents the assignment of the irrevocable power of attorney and proxy, or deems such power of attorney and proxy to expire due to the passage of time, the Participant hereby agrees to execute and deliver such additional documentation as may be necessary to cause the Distributor to serve as its attorney and proxy for the purposes discussed in this Agreement. This irrevocable proxy automatically shall terminate with respect to any Series or the Trust as a whole, if the Distributor ceases to act as Distributor to any Series or the Trust, as applicable. The Distributor may terminate this irrevocable proxy with sixty (60) days written notice to the Participant.

SECTION 10	INDEMNIFICATION; LIMITATION OF LIABILITY

10.01         Indemnification of Distributor Indemnified Party. The Participant hereby agrees to indemnify and hold harmless the Distributor, the Trust, the Index Receipt Agent, their respective subsidiaries, Affiliated Persons, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”) from and against any loss, liability, cost and expense (including reasonable attorneys’ fees, collectively “Losses”) incurred by such Distributor Indemnified Party as a result of (i) any breach by the Participant of any provision of this Agreement; (ii) any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations such as the NASD/FINRA Conduct Rules; and (iii) actions of such Distributor Indemnified Party in reliance upon any instructions issued over the phone or the Website reasonably believed by the Trust, the Distributor and/or the Index Receipt Agent to be genuine and to have been given by the Participant or an Authorized Person. The foregoing shall not apply to any Losses incurred by such Distributor Indemnified Party arising out of the Distributor Indemnified Party’s own fraud, willful misconduct or reckless disregard of its duties hereunder.

10.02         Limitation of Liability. The Participant agrees that the Distributor, the Index Receipt Agent and the Trust shall not be liable, absent fraud or willful misconduct, for losses incurred by the Participant in connection with the placement of Orders or otherwise, including as a result of unauthorized use of the Participant’s PIN Number.

10.03         Survival. This SECTION 10 shall survive the termination of this Agreement.

SECTION 11	THIRD PARTY BENEFICIARIES

The Distributor and the Participant acknowledge and agree that this Agreement is entered into for, among other things, the benefit of the Trust and intend that the Trust shall be a third-party beneficiary of this Agreement and be entitled to enforce all of the terms hereof, including, without limitation, the rights granted in its favor and in favor of the Distributor, the Index Receipt Agent or the Custodian under this Agreement.

SECTION 12	NOTICES

All notices, communications, requests and demands to or upon the respective parties hereto to be effective shall be in writing (and if sent by mail, sent via certified or registered mail, return receipt requested) or be by confirmed facsimile transmission or electronic mail with confirmed delivery status notification. All notices shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of electronic mail transmission, when sent, addressed as follows or at such other address as such party may designate in writing. Notwithstanding the above, delivery of any amendment or supplement to the Prospectus or AP Handbook shall be made via email to the Participant.

DISTRIBUTOR:	PARTICIPANT:
Attn: General Counsel SEI Investments Distribution Co. One Freedom Valley Drive Oaks, Pennsylvania 19456-1100 Telephone: (610) 676-3482 Facsimile: (610) 676-3482 Email:	DTC/ NSCC Clearing Participant Code: Attn: Telephone: Facsimile: Email:

INDEX RECEIPT AGENT:	TRUST:
Attn: Telephone: Facsimile: Email:	Attn: Telephone: Facsimile: Email:

SECTION 13	COMMENCEMENT OF TRADING

The Participant may not submit an Order pursuant to this Agreement until five Business Days after effectiveness of this Agreement or a date agreed upon by the Distributor and the Participant; provided, however, that this Agreement shall be immediately effective if the execution of this Agreement supersedes any other authorized participant agreement among the Parties that is currently in effect.

SECTION 14	DEFINITIONS

The capitalized terms used in this Agreement are defined below. Any capitalized terms used herein that are not defined shall have the meaning set forth in the Prospectus or in the AP Handbook.

14.01         “1933 Act” means the Securities Act of 1933, as amended.

14.02         “1934 Act” means the Securities Exchange Act of 1934, as amended.

14.03         “1940 Act” has the meaning set forth in the preamble of this Agreement.

14.04         “Affiliated Person” shall have the meaning given to it by Section 2(a)(3) of the 1940 Act, subject to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order applicable to the Trust or their investment adviser.

14.05         “Agreement” has the meaning set forth in the preamble of this Agreement.

14.06         “AP Handbook” means the handbook and other supplemental materials that accompany, or are made available in connection with, this Agreement that clarify and provide revised or additional procedures with respect to a Participant’s transactions with the Distributor and the Trust, as they may be amended from time to time by the Distributor or the Trust and made available to the Participant. The AP Handbook is incorporated by reference into this Agreement and hereby made a part hereof. It is acknowledged and agreed that the AP Handbook may be made available solely in an electronic format accessible via the internet. Any changes to the AP Handbook made available to the Participant subsequent to the date of this Agreement shall also be deemed incorporated by reference herein.

14.07         “Authorized Person” means a person that is authorized to give instructions relating to any activity contemplated by this Agreement or any other notice, request or instruction on behalf of the Participant.

14.08         “Beneficial Owner” shall have the meaning given to it by Rule 16a-1(a)(2) of the 1934 Act.

14.09         “Business Day” shall mean each day the exchange on which a Series is listed is open for regular trading.

14.10         “Cash Amount” means an amount of cash sufficient to pay any applicable transaction fee, redemption fee and any additional fixed and/or variable charges applicable to purchase or redemption transactions effected fully or partially in cash (when, in the sole discretion of the Trust, cash transactions are available or specified), in each case, as disclosed in the applicable Prospectus. Without limiting the generality of the foregoing, the term “Cash Amount” shall also include any fees, costs and expenses (including, without limitation, reasonable attorneys fees) incurred by the Trust in taking possession of, liquidation of or other use of any collateral posted in lieu of delivery of Deposit Securities or Shares.

14.11         “Cash Component” means, (1) in the case of a purchase of a Creation Unit, an amount of cash equal to the difference between the total aggregate value of the Deposit Securities and the net asset value of the Creation Unit; and (2) in the case of a redemption of a Creation Unit, an amount of cash equal to the difference between the net asset value of the Creation Unit being redeemed and the total aggregate value of the Fund Securities delivered by the Series in consideration for the Creation Unit, in such case including any cash in lieu amounts.

14.12         “Cash in Lieu” shall have the meaning given such term in Section 2.02 of this Agreement.

14.13         “CNS Clearing Process” means the Continuous Net Settlement clearing processes of NSCC, as such processes have been enhanced to effect purchases and redemptions of Creation Units.

14.14         “CNS System” means the Continuous Net Settlement clearing processes of NSCC.

14.15         “Contractual Settlement Date” means the date as specified in the Prospectus or in the AP Handbook upon which delivery of Deposit Securities, Shares and/or any Cash Component, as applicable, must be made by the Participant to the Trust.

14.16         “Creation Unit” means an aggregation of a specified number of Shares of a Series, as specified in the applicable Prospectus.

14.17         “Custodian” means [name of Custodian] or such other custodian as the Trust may specify from time to time.

14.18         “Deposit Securities” means an in-kind deposit of a designated portfolio of equity or fixed-income securities or other financial instruments as determined from time to time in the sole discretion of the Trust in accordance with the terms of the Prospectus.

14.19         “Distributor Indemnified Party” shall have the meaning set forth in Section 10.01.

14.20         “Distributor” has the meaning set forth in the preamble hereto.

14.21         “DTC Participant” means a person that is eligible and authorized to participate in the DTC direct registration system.

14.22         “DTC” means The Depository Trust Company.

14.23         “Effective Date” has the meaning set forth in the preamble hereto.

14.24         “Exchange Traded Fund” or “ETF” has the meaning set forth in the preamble hereto.

14.25         “Federal Reserve System” means the central banking system of the United States.

14.26         “FINRA” means the Financial Industry Regulatory Authority, Inc.

14.27         “Fund Deposit” means the requisite Deposit Securities and, if applicable, a Cash
Component.

14.28         “Fund Securities” means in-kind redemption proceeds of a designated portfolio of securities or other financial instruments as determined from time to time in the sole discretion of the Trust

14.29         “Index Receipt Agent” means acting in the capacity as “index receipt agent,” as such term is defined in the rules of NSCC, for the Trust.

14.30         “Law” means any rule, regulation, statute, order, ordinance, guideline, pronouncement, code or other legally enforceable requirement, including common law, state and federal laws or securities laws and laws of foreign jurisdictions and, with respect to a Party, the rules and regulations of any self regulatory organization of which such Party or, to the extent relevant to the performance of a Party’s obligations under this Agreement, such Party’s Affiliate, is a member or securities market on which Shares are listed.

14.31         “Losses” has the meaning set forth in Section 10.01 hereto.

14.32         “non-CNS Clearing Process” means the applicable clearing process specified for any Series, including but not limited to those affected through the facilities of DTC, the Federal Reserve System, Euroclear, the custodian, local subcustodians and/or any subset or combination thereof.

14.33         “NSCC” means the National Securities Clearing Corporation.

14.34         “Orders” means Purchase Orders and Redemption Requests.

14.35         “Participant Client” means any party on whose behalf the Participant acts in connection with an Order (whether a customer or otherwise).

14.36         “Participant” has the meaning set forth in the preamble hereto.

14.37         “Participating Party” means a Participant who is a member of the NSCC and a participant in the CNS System of NSCC.

14.38         “Party” means the Distributor, the Participant and the Trust as a third-party beneficiary of this Agreement.

14.39          “PIN Number” means a unique personal identification number issued to the Participant pursuant to this Agreement.

14.40         “Prospectus” means each Series’ current prospectus and statement of additional information included in the Trust’s effective registration statement, as supplemented and/or amended from time to time, the contents of which are hereby incorporated into this Agreement by reference.

14.41         “Purchase Order” means an irrevocable order to purchase one or more Creation Units by a Participant.

14.42         “Purchasing Shareholder” means, in the case of a same Business Day Purchase Order and Redemption Request as described in Section 3.04, the Participant (in the case of a Purchase Order that is placed for the Participant’s own beneficial interest) or Participant Client (in the case of a Purchase Order that is placed for the Participant Client’s beneficial interest).

14.43         “Redeeming Shareholder” means, in the case of a same Business Day Purchase Order and Redemption Request as described in Section 3.04, the Participant (in the case of a Redemption Request that is placed for the Participant’s own beneficial interest) or Participant Client (in the case of a Redemption Request that is placed for the Participant Client’s beneficial interest).

14.44         “Redemption Request” means a request to redeem one or more Creation Units by a Participant.

14.45         “Rule 144A Security” has the meaning set forth in Section 2.04 hereof.

14.46         “Series” has the meaning set forth in the recitals and includes Series that are formed and offered after the date of this Agreement.

14.47         “Shares” has the meaning set forth in the recitals.

14.48         “Trust” has the meaning set forth in the preamble of this Agreement.

14.49          “Website” means the website: https://etfwebservices.seic.com/ETF (or such other web address as may be communicated by the Distributor or the Trust to the Participant from time to time) established and maintained by the Trust or their affiliates for purposes of allowing Participants to place Orders, as it may be updated from time to time.

SECTION 15	INCORPORATION BY REFERENCE AND PROSPECTUS CONTROLLING

The Participant acknowledges receipt of the AP Handbook, represents that it has reviewed such document and understands the terms thereof, and further acknowledges that the information and procedures contained therein are incorporated herein by reference. The Participant also acknowledges and agrees that the Prospectus for each Series may contain, among other things, procedures relating to the creation and redemption of Shares. The Participant hereby acknowledges and agrees that it has the responsibility of reviewing and obtaining familiarity with the Prospectus for the Shares of each Series in which it transacts. In the event that any information contained in this Agreement, the AP Handbook or posted on the Website is in conflict with the information disclosed in the Prospectus for a Series, the information contained in the Prospectus shall be controlling. In the event that any information posted on the Website (for the avoidance of doubt, it is acknowledged and agreed that the Website is deemed not to include the Prospectus or the AP Handbook) is in conflict with the terms and conditions of this Agreement, the terms and conditions of this Agreement shall be controlling. The Trust will make reasonable efforts to keep the information contained in the AP Handbook or posted on the Website and contained in the Prospectus consistent.

SECTION 16	EFFECTIVENESS, TERMINATION, AMENDMENT AND ASSIGNMENT

16.01         This Agreement shall become effective in this form upon delivery to and execution by the Distributor. This Agreement may be terminated at any time by any Party upon sixty days prior written notice to the other Parties and may be terminated earlier by a Party at any time in the event of a breach by the other Party of any provision of this Agreement or the procedures described or incorporated herein. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. This Agreement supersedes all prior or contemporaneous representations, discussions, negotiations, letters, proposals, agreements and understandings between the parties hereto with respect to the subject matter hereof, whether written or oral.

This Agreement may be amended, modified or supplemented by the Trust or the Distributor from time to time without the consent of the Participant or any Beneficial Owner by the following procedure. Amendments to this Agreement can be made upon reasonable notice by the Trust and Distributor, respectively. The Trust or the Distributor will electronically transmit the amendment to the Participant. If neither the Participant nor the other party objects in writing to the amendment within thirty (30) business days after its receipt, the amendment will become a part of this Agreement in accordance with its terms. For the avoidance of doubt, it is acknowledged and agreed that changes in procedures stated in the Prospectus or AP Handbook shall not be considered an amendment to this Agreement and shall be effective immediately. This Agreement may not be assigned by the Participant, except in connection with the sale of all or substantially all of the Participant’s business to another party.

SECTION 17	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction. To the extent that the applicable laws of the Commonwealth of Pennsylvania, or any of the provisions of this Agreement, conflict with the applicable provisions of the 1940 Act, the 1933 Act or the 1934 Act, the latter shall control. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the nonexclusive jurisdiction of the state courts of the Commonwealth of Pennsylvania or the United States District Courts for the Eastern District of Pennsylvania for the purpose of any action between the parties arising in whole or in part under or in connection with this Agreement, and (ii) hereby waives to the extent not prohibited by applicable Law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

SECTION 18	COUNTERPARTS

This Agreement may be executed in two or more counterparts, all of which shall constitute one and the same instrument. Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. This Agreement shall be deemed executed by both parties when any one or more counterparts hereof or thereof, individually or taken together, bears the original facsimile or scanned signatures of each of the parties.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year written above.

SEI INVESTMENTS DISTRIBUTION CO.	[NAME OF PARTICIPANT]

By:	By:

Name:	Name:
Title:	Title:

ACKNOWLEDGED AND ACCEPTED BY:

__________________________, as Index Receipt Agent	[TRUST NAME]

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

ANNEX I
CERTIFICATE DESIGNATING AUTHORIZED PERSONS

The following employees of [NAME OF PARTICIPANT] (each, an “Authorized Person”) are authorized, in accordance with the __________ Authorized Participant Agreement between [NAME OF PARTICIPANT] and SEI Investments Distribution Co., as such Agreement may be amended from time to time, to act as agent of [NAME OF PARTICIPANT] to submit purchase orders and redemption requests (“Orders”) on behalf of [NAME OF PARTICIPANT] and to give instructions or any other notice or request on behalf of [NAME OF PARTICIPANT] with respect to such Orders or any other activity contemplated by the Authorized Participant Agreement.

SECTION A - List of Current Authorized Persons

Name:
e-mail Address:
Telephone:
Fax:

Name:
e-mail Address:
Telephone:
Fax:

Name:
e-mail Address:
Telephone:
Fax:

Name:
e-mail Address:
Telephone:
Fax:

SECTION B - List of Changes to Authorized Persons

The following persons who were not designated as Authorized Persons on Participant’s previous Certificate have been verified and added as Authorized Persons:	The following persons who were included on the Participant’s previous Certificate are no longer Authorized Persons:

The undersigned, [name of secretary or authorized officer], [title] of [NAME OF PARTICIPANT], does hereby certify that the persons listed in Section A above have been duly authorized to act as Authorized Persons pursuant to the Authorized Participant Agreement.

By:
Name:
Title:

Date: